Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

ALAMOSA HOLDINGS, INC.

(the “Company”)

ARTICLE I

OFFICES

SECTION 1.01. Registered Office.

The Company shall at all times maintain a registered office in the State of Delaware. The registered office of the Company and the registered agent of the Company at such office may be changed from time to time by the Company in the manner specified by law.

SECTION 1.02. Other Offices.

The Company may have its principal office and other offices at such place or places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Company may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.01. Place And Time of Meetings.

All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.02. Annual Meetings.

Unless directors are elected by unanimous written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held at such date, time and place, either within or without the State of Delaware, as may be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

SECTION 2.03. Notice of Annual Meetings.

Notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting by, or at the direction of, the president, the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Company.

SECTION 2.04. Special Meetings.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 2.05. Notice of Special Meetings.

Notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting by, or at the direction of, the president, the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Company.

SECTION 2.06. Business Transacted.

Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

SECTION 2.07. Written Consent of Stockholders.

Any action required to be taken at any annual or special meeting of the stockholders of the Company, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law of the State of Delaware.

ARTICLE III

DIRECTORS

SECTION 3.01. Number And Term.

The number of directors which shall constitute the whole board of directors shall be no less than one nor more than thirteen, as determined initially by the incorporator and, after the issuance of stock, by resolution of the board of directors or by the stockholders at the annual or any special meeting. Except as provided in Section 3.02, each director elected shall hold office until his successor is elected and qualified. Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor stockholders of the Company. The directors, other than the first board of directors, shall be determined by resolution of the board of directors or by the stockholders at the annual meeting, except as hereinafter provided. Each director shall hold office until his successor shall have been elected and qualified or until his earlier resignation or removal.

SECTION 3.02. Vacancies.

Newly created directorships resulting from an increase in the board of directors and all vacancies occurring in the board of directors, including vacancies caused by removal without cause, may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, or by the stockholders, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

SECTION 3.03. Functions of The Board.

The business and affairs of the Company shall be managed by its board of directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

SECTION 3.04. Performance By Directors.

Each member of the board of directors and each member of any committee designated by the board of directors, shall, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s offices or employees, or committees of the board of directors, or by any other person as to matters such member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

SECTION 3.05. Meetings of The Board of Directors.

(a) The board of directors of the Company may hold both regular and special meetings either within or without the State of Delaware.

(b) The first meeting of each newly elected board of directors shall be held at such time and place as fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given, as hereinafter provided, for special meetings of the board of directors, or as shall be fixed by the consent in writing of all the directors.

(c) Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

(d) Special meetings of the board of directors may be called by the president on one day’s notice to each director, either personally, by mail, facsimile, telegram, telephone, electronic transmission or any other reasonable method; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors or, if the board of directors shall consist of one director, on the written request of the sole director.

(e) Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.06. Quorum.

At all meetings of the board of directors, one-half of the directors in office shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.07. Written Consent of Directors.

Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee, as the case may be.

SECTION 3.08. Meetings By Conference Telephone.

Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 3.09. Committees of Directors.

(a) The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Company. Such committee or committees shall have such powers as may be determined from time to time by resolution adopted by the board of directors, subject to any statutory limitations.

(b) Meetings of each committee may be called by any member of the committee upon notice given to each member of the committee not later than the day before the day on which the meeting is to be held. Notice of any meeting may be waived by all members of the committee.

(c) A majority of each committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee.

(d) Any member of any committee may be removed, with or without cause, at any time, by the board of directors. Any vacancy on any committee shall be filled by the board of directors.

(e) Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

SECTION 3.10. Compensation of Directors.

Unless otherwise restricted by the certificate of incorporation, the board of directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at such meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or such compensation as the board of directors may fix.

SECTION 3.11. Removal of Directors.

Any or all of the directors may be removed, with or without cause, at any time by the vote of the stockholders at a special meeting called for that purpose. Any director may be removed for cause by the action of the directors at a special meeting called for that purpose.

SECTION 3.12. Corporate Records.

The directors may keep the books of the Company, except such as are required by law to be kept within the state, outside the State of Delaware, at such place or places as they may from time to time determine.

ARTICLE IV

NOTICES

SECTION 4.01. Form And Time of Notice.

Except as otherwise required by statute, whenever, under the provisions of the laws of the State of Delaware or of the certificate of incorporation of the Company or of these bylaws, notice is required to be given to any director or stockholder, such notice may be delivered personally, by mail, facsimile, telegram, telephone, electronic transmission or any other reasonable method.

SECTION 4.02. Waiver of Notice.

Whenever any notice is required to be given under the provisions of the laws of Delaware or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

SECTION 5.01. Officers.

The officers of the Company shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a Chairman or Vice Chairman of the Board of Directors, one or more vice presidents (any one or more of whom may be designated an executive vice president or senior vice president), one or more assistant secretaries and assistant treasurers, as well as other officers and agents, with such titles, duties and powers as the board of directors may from time to time determine. Any number of offices may be held by the same person, unless the certificate of incorporation provides otherwise.

SECTION 5.02. Appointment of Officers.

The board of directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Company.

SECTION 5.03. Salaries of Officers.

The salaries of all officers and agents of the Company shall be fixed by the board of directors.

SECTION 5.04. Term, Removal And Vacancies.

Each officer of the Company shall hold office until his successor has been chosen and qualified or until he shall have resigned or shall have been removed. Any officer may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Company shall be filled by the board of directors.

SECTION 5.05. President.

The president shall be the chief executive officer of the Company. It shall be his duty to supervise generally the management of the business of the Company. Without limiting the generality of the foregoing, the president shall preside at all meetings of the stockholders and the board of directors, shall see that all orders and resolutions of the board of directors are carried into effect and shall have power to sign contracts, powers of attorney and other instruments on behalf of the Company and shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Company.

SECTION 5.06. Vice President.

In the absence of the president, or in the event of his inability or refusal to act, the vice president, if any, (or if there shall be more than one, the vice presidents in the order determined by the board of directors, or if there be not such determination, then in the order of their election) shall perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. In addition, the vice presidents shall have the power to sign contracts, powers of attorney and other instruments on behalf of the Company, except where the execution thereof shall be otherwise delegated by the board of directors.

SECTION 5.07. Secretary.

The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Company and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature.

SECTION 5.08. Assistant Secretary.

The assistant secretary (or, if there be more than one, the assistant secretaries in the order determined by the board of directors or, if there shall be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his disability, inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECTION 5.09. Treasurer.

(a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the board of directors.

(b) He shall disburse the funds of the Company as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Company.

SECTION 5.10. Assistant Treasurer.

The assistant treasurer (or, if there be more than one, the assistant treasurers in the order determined by the board of directors or, if there shall be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his disability, inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATE OF STOCK

SECTION 6.01. Certificates.

Every holder of stock in the Company shall be entitled to have a certificate of the shares of the Company signed by (i) the Chairman or Vice Chairman of the Board of Directors, the president or a vice president and (ii) either the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company and may be sealed with the seal of the Company or a facsimile thereof

SECTION 6.02. Signatures.

Any or all of the signatures of the officers of the Company upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of issue.

SECTION 6.03. Lost Certificates.

The Company may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 6.04. Transfers of Shares.

Upon surrender to the Company or the transfer agent of the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 6.05. Registered Stockholders.

The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

SECTION 7.01. Dividends.

(a) Dividends upon the capital stock of the Company, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Company’s bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

(b) Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 7.02. Checks.

All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

SECTION 7.03. Fiscal Year.

The fiscal year of the Company shall be fixed by resolution of the board of directors.

SECTION 7.04. Seal.

The seal of the Company shall consist of an impression bearing the name of the Company around the perimeter and the word “Seal” and such other information. In lieu thereof, the Company may use an impression or writing bearing the words “CORPORATE SEAL” enclosed in parentheses or scroll, which shall also be deemed the seal of the Company.

SECTION 7.05. Use of Pronouns.

Whenever used in these bylaws, the pronouns “he”, “him”, or “his” shall be deemed also to mean or include “she”, “her” or “hers”, as the case may be.

ARTICLE VIII

AMENDMENTS

SECTION 8.01. Amendments.

These bylaws may be amended or repealed or new bylaws may be adopted at any regular or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These bylaws may also be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted, amended or repealed, together with precise statement of the changes made. Bylaws adopted by the board of directors may be amended or repealed by the stockholders.